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BONUS CREDIT ENDORSEMENT
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This  Endorsement  is  attached  to and made a part of this  Contract  as of the
Contract  Date,  or if later,  the date shown  below.  Terms not defined in this
Endorsement have the meaning given to them in the Contract. The section,  "Bonus
Credit,"  below,  is added to the Contract at the end of the "Contract Value and
Expense Provisions."

BONUS CREDIT

BONUS CREDIT:  FSBL will add a Bonus Credit to your  Contract  Value at the time the  initial  Purchase  Payment is applied to your  Contract.  The amount of the
Bonus Credit is determined at the time the initial Purchase Payment is made as a percentage of the initial Purchase Payment. The Bonus Credit amount is 2% of the initial  Purchase  Payment.  The Bonus  Credit  will be  applied at the time the initial Purchase Payment is effective.  The Bonus Credit will be allocated among the Accounts in the same proportion as the initial Purchase Payment.  This Bonus
Credit is in addition to any Credit Enhancement applied to the Contract pursuant to the purchase of a Credit Enhancement Rider.

NO CHARGE:  There is no charge for the Bonus Credit Endorsement.

FREE  LOOK:  In the  event  that the  Owner  exercises  the Free  Look  right by returning the Contract  within 10 days after the Owner receives it (60 days from the date of receipt if it is a replacement contract),  FSBL will refund Contract
Value as of the date the returned  Contract is  delivered to FSBL,  increased by any fees or other charges paid, less the value of any Bonus Credit paid into the
Contract.

WITHDRAWAL  CHARGES: In the event of a full or partial withdrawal (not including the  exercise  of the Free Look  right),  the Bonus  Credit  is  subject  to any applicable Withdrawal Charges under the Contract.

VESTING:  The Bonus Credit will vest  completely  at the  expiration of the Free
Look period under the Contract. Notwithstanding the foregoing, in the event of a withdrawal (not including the exercise of the Free Look right), the Bonus Credit is subject to any applicable Withdrawal Charges.

FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK

ROGER K. VIOLA
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Roger K. Viola
Secretary

Endorsement Start Date
(If Other Than Contract Date)

FSB238 (7-02)